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                                                                     Exhibit 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                                [NAME OF ENTITY]


         The undersigned, acting as incorporators under the Arizona Business Corporation Act, adopt the following Articles of Incorporation for such corporation;

         FIRST:   The name of the corporation is ____________________________
___________.

         SECOND:  The period of its duration is perpetual.

         THIRD: The purposes for which the corporation is organized are to engage in the transaction of any or all lawful businesses for which corporations may be incorporated under the Arizona Business Corporation Act, including, but not limited to, the business of ___________________________________________
______________.

         FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is ________________________________________ and the par
value of said shares shall be _________________________________________.

         FIFTH: The name and address of the initial statutory agent of the corporation is ________________________________________________________.


         SIXTH: The number of directors constituting the initial board of directors is and the names and addresses of each person who is to serve as director until the first annual meeting of the shareholders or until their successors are duly elected and qualified are:

                    ________________________________________

         SEVENTH: The names and address of each incorporator are:

                    ________________________________________


         EIGHTH: A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, the above-named incorporators have duly executed these Articles of Incorporation this________ day of_____________, 200__.


                                             ___________________________________

                                             ___________________________________

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         CT Corporation System, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

                                            CT CORPORATION SYSTEM

Date: _______________________
                                            By: _______________________________
                                                Name:
                                                Title: